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                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

[ ] Preliminary Information Statement     [ ] Confidential, For Use of the
                                              Commission Only
[X] Definitive Information Statement          (as permitted by Rule 14c-5(d)(2))


                          ARKSON NUTRACEUTICALS, INC.
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                (Name of Registrant as Specified in Its Charter)


     Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:




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

                          ARKSON NUTRACEUTICALS, INC.

                               27 Chicora Avenue
                            Toronto, Ontario M5R 1T7
                                     Canada
                        Telephone Number: (416) 928-3095


                NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT


                                             November 3, 2010

To our Stockholders:

Enclosed please find an information statement providing information to you regarding an action taken by one of our stockholders to authorize a reverse stock split of Arkson Nutraceuticals, Inc. outstanding common stock on the basis of 9 shares that are issued and outstanding shares into one share. The action was approved by written consent in lieu of a meeting of stockholders by the stockholder who holds a majority of our issued and outstanding common stock entitled to vote on the record date.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy.

The accompanying information statement is for information purposes. Please read the accompanying information statement carefully.

                                             By Order of the Board of Directors,

                                             David Roff,
                                             President









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
                             INFORMATION STATEMENT
                                      FOR
                          ARKSON NUTRACEUTICALS, INC.

                               27 Chicora Avenue
                            Toronto, Ontario M5R 1T7
                                     Canada
                        Telephone Number: (416) 928-3095


                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being furnished on or about November 3, 2010 to the holders of record as of the close of business on November 15, 2010 (the "Notice Date") of the common stock, par value $0.0001 per share (the "Common Stock"), of Arkson Nutraceuticals, Inc. (referred to in this information statement as "we", "us", "our", or "the Company").

This information statement is being furnished to our stockholders to inform them about the transactions described in this information statement. This information statement is being filed with the U.S. Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided to the Company's stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.


          The date of this information statement is November 3, 2010.











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
             QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

One of the Company's stockholders executed a written consent in lieu of meeting pursuant to Section 228 of the Delaware General Corporation Law in which the stockholders authorized the Company's Board of Directors to conduct a reverse stock split as further described in this information statement.

The following questions and answers address briefly some questions you may have regarding this information statement. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement.

Q:    Why did you send me this information statement?

A: We sent you this information statement to inform you about a recent action taken by a holder of the majority of the voting power of the Company's issued and outstanding Common Stock by executing a written consent in lieu of meeting. You are not required to take any action with respect to any of the information set forth in this information statement.

Q: Will the actions taken by written consent also be submitted to all of the Company's stockholders for approval?

A: No. Under Section 228 of the General Corporation Law of the State of Delaware, stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company's stockholders. No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.

Q: How many shares of the Common Stock were eligible to consent to the actions described in this information statement and who was eligible to take action by written consent in lieu of meeting?

A: The Company's Board of Directors set November 15, 2010 as the record date (the "Record Date"). The Company's stockholders on the Record Date were eligible to take action by written consent in lieu of meeting. As of the Record Date, there were 645,889 shares of Common Stock issued and outstanding. Each share of Common Stock entitled the holder thereof to one vote on each matter that may come before a meeting of the Company's stockholders or on actions taken by written consent in lieu of meeting.

Q: What vote was required to authorize and approve the actions taken by written consent in lieu of meeting?

A: Under Delaware law and pursuant to the Company's Certificate of Incorporation and bylaws, any action required or permitted to be taken at a meeting of the Company's stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto on the Record Date. The one stockholder holding an aggregate of 50.3% of the voting power executed the written consent.

Q: Do the Company's stockholders have any dissenters' rights or rights of appraisal with respect to the actions described in this information statement?

A: No. Under Delaware law, our stockholders do not have dissenters' or appraisal rights in connection with the stockholder action taken by written consent in lieu of meeting described in this information statement.


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

Q: At what point may the Company take the actions approved by the Company's stockholders in the written consent in lieu of meeting?

A: We may effect the reverse stock split at the earliest 20 days after mailing this definitive information statement to our stockholders.

Q: What special interests apart from the other stockholders do the Company's directors and executive officers have in these actions?

A: No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any action covered by the written consent approved by the stockholders, which is not shared by all other stockholders.

Q:    Where can I find out more information about the Company?

A: We are subject to the informational requirements of the Exchange Act which require that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC's website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC's Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549. Copies of our Annual Report on Form 10-K for the year ended June 30, 2010 may be obtained without charge upon request made to Arkson Nutraceuticals, Inc., 27 Chicora Avenue, Toronto, Ontario M5R 1T7 Canada, Attention: Corporate Secretary.

                      AUTHORIZATION OF REVERSE STOCK SPLIT

A stockholder holding 50.3% of the voting power of the Company's issued and outstanding capital stock executed a written consent in lieu of meeting authorizing our Board of Directors to effect a reverse stock split of the Company's outstanding Common Stock at the rate of 9 issued and outstanding shares for one share and to preserve the number of currently authorized shares of Common Stock.

Purpose of the Reverse Stock Split
----------------------------------

A reverse stock split typically will initially result in an increase in the price per share of our Common Stock. The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers and investors. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, these kinds of negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, except as described below in the case of "odd-lots," because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks; the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The reverse stock split may also facilitate acquisitions of operating companies, where the target company seeks a company with a smaller number of outstanding shares.


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

Potential Risks of the Reverse Stock Split
------------------------------------------

There can be no assurance that the bid price of our Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. Further, we cannot give any assurances that the reverse stock split will encourage investor interest and improve the marketability and liquidity of our Common Stock.

Additionally, the liquidity of our Common Stock could be adversely affected by the reduced number of shares outstanding after the reverse stock split. Although the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, any decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Common Stock.

Although the reverse split is being structured to preserve whole shares, it is not being structured to preserve round lots. As a result of the reverse split, some shareholders may own less than one-hundred shares. The result may be greater cost incurred when such an odd lot is sold, and it may be more difficult to find a buyer of an odd lot.

Principal Effects of the Reverse Stock Split
--------------------------------------------

Common Stock

After the effective date of the reverse stock split, each stockholder will own fewer shares of our Common Stock. However, the reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interest in us, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share that is rounded up as described below. The number of stockholders of record will not be affected by the reverse stock split. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the reverse stock split other than as a result of the rounding up of fractional shares. All shares underlying outstanding warrants and other similar types of exercisable and convertible securities, and the exercise or conversion prices, will also be automatically adjusted on the effective date.

The reverse stock split is likely to result in some stockholders owning "odd-lots" of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on "round-lots" of even multiples of 100 shares.

The reverse stock split will not change the number of authorized shares of the Common Stock as designated by our Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock will increase. These additional shares of Common Stock will be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock, among other things. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current agreements or arrangements to issue any additional shares of our Common Stock for such purposes.


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

The action to authorize the reverse stock split has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that become available for issuance if a reverse stock split is effected could also be used by the Company's management to facilitate acquisitions, to oppose a hostile takeover attempt, or to facilitate, delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. The Board of Directors is not aware of any pending change of control, takeover or other transactions that would result in a fundamental change in the Company, and the proposal was not adopted to thwart any such efforts.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the proposed reverse stock split. In lieu of issuing fractional shares, we will round fractions up to the nearest whole share.

Implementation and Exchange of Stock Certificates

As of the effective date of the reverse stock split, when implemented by our Board of Directors, each certificate representing shares of our Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the reverse stock split.

Although there is no need to surrender stock certificates issued before the effective date of the reverse stock split, our transfer agent, Interwest Stock Transfer, will be available to effect the exchange of stock certificates, as and when presented at the decision of the stockholder. After the effective time of the reverse stock split, the Company will make a public disclosure of the change by means of filing with the Securities and Exchange Commission required reports. No other notice is required, and no other notice will not be given. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their shares. No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent. Until surrendered, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate.

Material U.S. Federal Income Tax Considerations
-----------------------------------------------

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE U.S. INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY FEDERAL TAX ADVICE CONTAINED IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR PURPOSES OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TRANSACTION OR TAX-RELATED MATTER ADDRESSED HEREIN. YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR TO DETERMINE FOR YOURSELF THE TAX EFFECTS OF THE REVERSE STOCK SPLIT, IF ANY, INCLUDING SUCH TAX EFFECTS UNDER STATE, LOCAL AND FOREIGN TAX LAWS.


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

The following discussion sets forth the anticipated material U.S. federal income tax consequences that management believes will apply to us and our stockholders who are U.S. holders at the effective time of the reverse stock split, if any. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a U.S. holder is a stockholder that is: (a) a citizen or resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

The following discussion is not binding on the Internal Revenue Service. The following discussion is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect. Holders of shares of the Common Stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the reverses stock split, including the applicability and effect of federal, state, local and foreign income and other tax laws in their particular circumstances.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The Company should not recognize any gain or loss as a result of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 1, 2010 the beneficial ownership of our Common Stock by (a) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

To our knowledge, unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


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                                            Number of Shares
                                             of Common Stock
                                              Beneficially        Percentage of
Name of Beneficial Owner                          Owned             Class(1)
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David Roff                                     325,000(2)             50.3%
Robert Auduon                                   39,730                 6.2
Agatha Auduon                                   68,000                10.53
David Lo                                       100,000                15.48

All executive officers
and directors as a group
(one person)                                   325,000(2)             50.3%

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*    Less than 1%.
(1) Based upon 645,889 shares of common stock issued and outstanding as of October 1, 2010.
(2)  The person's address is c/o 27 Chicora Avenue, Toronto, Ontario M5 1T7.

HOUSEHOLDING

We will be "householding" this Information Statement. This means that only one copy of this Information Statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders. Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please write to us at the following address: Arkson Nutraceuticals, Inc., 27 Chicora Avenue, Toronto, Ontario M5 1T7, Canada, Attention: Corporate Secretary. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.








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                                                Form of Certificate of Amendment


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ARKSON NUTRACEUTICALS, INC.


      Arkson Nutraceuticals, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That in lieu of a meeting and vote of stockholders at a meeting, stockholders representing a majority of the shares issued and outstanding and entitled to vote on the amendments, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, have given written consent authorizing the Corporation's Board of Directors to effect the following amendment to the Certificate of Incorporation of the Corporation, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice, and that the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board of Directors, have adopted resolutions authorizing and approving the following amendment to the Certificate of Incorporation of the Corporation:

            RESOLVED, that the Certificate of Incorporation of the Corporation be amended by adding to 1, of ARTICLE Four the following:

            "Effective as of November 25, 2010, for every 9 shares of Common Stock, then issued and outstanding, automatically and without any action on the part of the respective holders thereof, shall be converted and combined into one share of Common Stock. No fractional shares shall be issued as a result thereof. In lieu of issuing fractional shares, any fractional share resulting from the combination shall be rounded up to the nearest whole share of Common Stock. The reverse split shall not change the number of authorized shares of Common Stock."

      SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on November 25, 2010 (the "Effective Date").

      IN WITNESS WHEREOF, Arkson Nutraceuticals, Inc. has caused this certificate to be signed by David Roff, its President, on this 7th day of October, 2010.

                              ARKSON NUTRACEUTICALS, INC.

                              /s/ DAVID ROFF
                              ---------------------------
                              By:  David Roff
                              Its: President







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